UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2011

Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	845-986-8080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On August 3, 2011, the Company entered into a supplement to its master loan agreement with CoBank, ACB.  The supplement provides for a $5,000,000 unsecured revolving loan facility.  The information regarding this revolving loan facility in Item 2.03 is incorporated herein by reference.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On August 5, 2011, pursuant to the Asset Purchase Agreement (the “Agreement”), dated July 14, 2011, among Warwick Valley Telephone Company (the “Company”), Warwick Valley Networks, Inc., a New York corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), and Alteva, LLC, a New Jersey limited liability company (“Alteva”), Acquisition Sub purchased substantially all of the assets and assumed certain of the liabilities of Alteva, a cloud-based Unified Communications solutions provider and enterprise hosted Voice over Internet Protocol provider, in exchange for cash and stock with a potential combined value of approximately $17 million.  The issuance of stock contemplated under the Agreement is subject to regulatory approval by the New York State Public Service Commission (“PSC”) and the New Jersey Board of Public Utilities (“BPU”).

Pursuant to the Agreement, Acquisition Sub has purchased substantially all of the assets of Alteva, except for Alteva’s employee benefit plans, organizational documents and insurance policies.  Acquisition Sub has assumed only certain of Alteva’s liabilities, including certain of its contracts, debt owed under specified capital leases and certain accounts payable.

In exchange for the assets of Alteva, Acquisition Sub has made the following payments:

•	$9,392,085 in cash to Alteva (of which $85,350 was used to pay Alteva’s share of the cost for a representation and warranty insurance policy);

•	$772,565 was used to payoff certain indebtedness of Alteva; and

•
$4,000,000 in cash was placed in escrow, which amount will be (i)  returned to the Acquisition Sub upon the issuance of unregistered shares of the Company’s common stock having a value of approximately $4,000,000 upon receipt of PSC and BPU approvals, or (ii) be released to Alteva, LLC in the event that PSC and BPU approvals are not received prior to December 3, 2011, in which case the Acquisition Sub will pay Alteva, LLC $4,000,000 cash in lieu of the Company’s common stock.

The Company financed $5,000,000 of the purchase price by drawing down its entire $5,000,000 revolving loan facility with CoBank, ACB.  The Company financed the $4,000,000 placed in escrow by drawing down its entire $4,000,000 line of credit with Provident Bank.

In addition, up to a total of $2,000,000 in cash is payable to Alteva on August 5, 2012 and 2013 (or prior to January 1, 2013 depending on certain tax law changes), if certain performance-based conditions are satisfied.  There will also be a post-closing working capital adjustment to the purchase price.  Acquisition Sub withheld  $750,000 from the purchase price as security for a potential working capital adjustment, the payment of certain liabilities and for possible indemnification claims.  On August 5, 2012, Acquisition Sub will pay to Alteva the sum of $750,000, less any amounts offset against such amount pursuant to the terms of the Agreement.

Pursuant to the Agreement, at closing the Company entered into employment agreements with certain of Alteva’s key employees and the Company or Acquisition Sub will hire certain of Alteva’s other employees upon substantially the same terms and conditions of employment as such employees had with Alteva.

The full text of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 3, 2011, the Company entered into a supplement to its master loan agreement with CoBank, ACB.  The supplement provides for an unsecured revolving loan facility in the principal amount of $5,000,000 (the “CoBank Revolving Loan”).  Also on August 3, 2011, the Company drew down the entire $5,000,000 principal amount of the CoBank Revolving Loan to fund a portion of the purchase price under the Alteva Agreement.  The CoBank Revolving Loan becomes due and payable on August 2, 2012.

The CoBank Revolving Loan incurs interest at a variable rate determined by CoBank, ACB or, if selected by the Company, at LIBOR plus 3.50%.  Interest is payable quarterly in arrears.  The CoBank Revolving Loan is subject to the representations and warranties and financial covenants contained in the master loan agreement with CoBank, ACB.  The Company paid CoBank, ACB a $50,000 origination fee in connection with the CoBank Revolving Loan.

The full text of the CoBank Revolving Loan will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Item 3.02                   Unregistered Sales of Equity Securities.

As described in Item 2.01, the Company entered into the Agreement, which provides for the issuance to Alteva of a currently undetermined number of unregistered shares of the Company’s common stock by December 3, 2011.  The shares will be issued to Alteva in partial consideration for the Company’s purchase of substantially all of the assets of Alteva.  The calculation of the number of unregistered shares of the Company’s common stock to be issued to Alteva, if any, is based in part on the per share price of the Company’s common stock on future dates and thus, cannot be determined at this time.

The shares of the Company’s common stock to be issued to Alteva, if any, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), as such shares of the Company’s common stock will be issued by the Company in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act.  The issuance of the shares of the Company’s common stock to Alteva involves a transaction between two sophisticated parties, both with knowledge and experience necessary to evaluate the risks and merits of such a transaction.  No general solicitation or advertisement was used in connection with the possible issuance of shares of the Company’s common stock to Alteva, and Alteva has been provided with all of the information about the Company that it has requested and will acquire shares of the Company’s common stock for investment purposes only.

Item 9.01                   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

No financial statements are being filed with this report. All required financial statements in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(4) of Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro forma Financial Information.

No pro forma financial information is being filed with this report. All required pro forma financial information in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) of Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: August 8, 2011	By:	/s/ Duane W. Albro
Duane W. Albro
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “WVT Communications Finalizes $17 Million Acquisition of Alteva.”